ANNUAL CERTIFICATEHOLDERS' STATEMENT
                 ---------------------------------------------
                             PROVIDIAN MASTER TRUST
                                  SERIES 1997-2
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1997-2 Supplement dated as of March 1, 1997 (as amended and supplemented, the "Series Supplement"), among Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each year regarding current distributions to Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1997-2 Certificates with respect to the year ended December 31, 1997, and with respect to the performance of the Trust during 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1997 Distribution for the Series 1997-2 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Class A Certificateholders  per $1,000 original certificate principal amount.......................$43.225498

     (2) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to interest per $1,000 original certificate principal amount................................$43.225498

     (3) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to principal per $1,000 original certificate  principal amount................................$0.000000

     (4)  The total amount distributed to Class B Certificateholders  per $1,000 original certificate principal amount.......................$44.725498

     (5) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to interest per $1,000 original certificate principal amount................................$44.725498

     (6) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1997-2
          Certificates

          (a)  The  aggregate  amount of Finance  Charge  Receivables  collected during  1997......................................$989,063,102.44

          (b)  The aggregate  amount of  Interchange  collected and allocated to the Trust for 1997.................................$19,560,041.00

          (c)  The aggregate  amount of Principal  Receivables  collected during
               1997............................................$4,173,164,835.98

          (d)  The  Floating  Allocation  Percentage  with respect to the Series
               1997-2 Certificates for 1997...........................12.334097%

          (e)  The Principal  Allocation  Percentage  with respect to the Series
               1997-2 Certificates for 1997...........................12.328207%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1997-2 Certificates for
               1997..............................................$124,404,559.49

          (g)  The Principal  Receivables  collected and allocated to the Series
               1997-2  Certificates  for  1997...................$514,476,402.21

     (2)  Available  Finance  Charge  Collections,   Required  Draw  Amount  and
          Reallocated Principal Collections for Series 1997-2 for 1997.

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated  to the Series  1997-2  Certificates....$124,404,559.49

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings       allocated      to      the      Series      1997-2
               Certificates..........................................$545,029.20

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Cash Collateral Account Investment Proceeds...........$967,394.00

          (e)  Reserve Draw Amount, if applicable..........................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1997-2  Certificates.........................$3,581,232.78

          (g) Payments, if any, on deposit as of the Determination Date received from any Interest Rate Protection
               Agreements..................................................$0.00

          (h)  Required Draw Amount, if applicable.........................$0.00

          (i)  Reallocated Collateral Principal Collections................$0.00

          (j)  Reallocated Class B Principal Collections...................$0.00

          (k) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1997-2 (total of (a), (b), (c),
               (d), (e), (f), (g), (h), (i) and (j) above).......$129,498,215.47

     (3)  Available Principal Collections for Series 1997-2 for 1997.

          (a)  The Principal  Receivables  collected and allocated to the Series
               1997-2 Certificates...............................$514,476,402.21

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1997-2 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement......$47,614,938.94

          (d)  Reallocated Collateral Principal Collections................$0.00

          (e)  Reallocated Class B Principal Collections...................$0.00

          (f)  Available Principal  Collections for Series 1997-2 (total of (a),
               (b) and (c) minus (d) and (e) above)..............$562,091,341.15

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of 1997.

          (a)  31-60 days                       $90,462,505
          (b)  61-90 days                        58,423,393
          (c)  91 or more days                  106,751,927
                                                -----------
          (d)  Total Delinquencies             $255,637,825

     (5)  Defaulted Amount

          (a)  The aggregate amount of Defaulted Receivables with respect to the
               Trust for 1997....................................$427,878,472.94

          (b)  The  aggregate  Amount of  Recoveries  of  Defaulted  Receivables processed during 1997..............................$42,414,048.81

          (c)  The  Defaulted  Amount  for  1997  [Defaulted  Receivables  minus
               Recoveries].......................................$385,464,424.13

          (d)  The  Defaulted  Amount for 1997  allocable  to the Series  1997-2
               Certificates       (the      "Series       1997-2       Defaulted
               Amount")...........................................$47,614,938.94

          (e)  The Class A Defaulted  Amount for 1997 [Series  1997-2  Defaulted
               Amount multiplied by the Class A  Percentage]......$38,806,175.24

          (f)  The Class B Defaulted  Amount for 1997 [Series  1997-2  Defaulted
               Amount multiplied by the Class B  Percentage].......$4,523,419.20

     (6)  Class A Charge-Offs

          (a) The excess, if any, of the Class A Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class A Defaulted Amount, (ii) the Available Cash Collateral Amount applied to such Class A Defaulted Amount, (iii) Reallocated Principal Collections applied to such Class A Defaulted Amount,
               (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A Defaulted Amount (a "Class A Charge-Off")
               for 1997....................................................$0.00

          (b) The amount of the Class A Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Class A Certificateholder's investment) for 1997............$0.00

          (c) The total amount reimbursed on the last Distribution Date of 1997 in respect of Class A Charge-Offs for prior Distribution
               Dates.......................................................$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
               Certificateholder's investment) for 1997.................$0.00000

          (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution  Date..........................................$0.00

     (7)  Class B Charge-Offs

          (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class B Defaulted Amount applied to such Class B Defaulted Amount, (ii) the Available Cash Collateral Amount, (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount and (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class B
               Defaulted Amount for 1997...................................$0.00

          (b) The amount by which the Class B Invested Amount has been reduced on the last Distribution Date of 1997 in respect of Reallocated
               Class B Principal Collections............................$0.00000

          (c) The amount by which the Class B Invested Amount has been reduced on the last Distribution Date of 1997 in respect of item 6(a)
               (together with item 7(a), "Class B Charge-Offs")............$0.00

          (d) The total amount by which the Class B Invested Amount has been reduced on the of Distribution Date of 1997 as set forth in items
               7(a), (b) and (c)........................................$0.00000

          (e) The amount set forth in item 7(d) above per $1,000 original certificate principal amount (which will have the effect of
               reducing,    pro   rata,    the    amount   of   each   Class   B
               Certificateholder's investment) for 1997....................$0.00

          (f) The total amount reimbursed on the last Distribution Date of 1997 in respect of reductions in the Class B Invested Amount on prior
               Distribution Date...........................................$0.00

          (g) The amount set forth in item 7(f) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
               Certificateholder's investment) for 1997....................$0.00

          (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (8) Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount for 1997...................................$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 in respect of
               Reallocated Principal Collections...........................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 in respect of items
               6(a) and 7(a) above.........................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1997 as set forth in items 8(a), (b) and (c).....................................$0.00

          (e) The total amount reimbursed on the last Distribution Date of 1997 in respect of reductions in the Collateral Invested Amount on prior Distribution Dates....................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount, if any, as of the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on the
               Distribution Date...........................................$0.00

     (9)  Investor Monthly Servicing Fee

          (a)  The amount of the Series 1997-2 Monthly  Servicing Fee payable to the Servicer for 1997...............................$9,595,833.33

     (10) Cash Collateral Account

          (a) The Available Cash Collateral Amount on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date........$21,000,000.00

     (11) Class A Monthly Interest

          (a)  Class A Monthly Interest payable during 1997.......$27,652,174.62

     (12) Class B Monthly Interest

          (a)  Class B Monthly Interest payable during 1997........$3,334,462.40

     (13) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in February, 2003. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (14) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date..........................$0.00

     (15) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date...............................$0.00

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer....................................................$0.00

(C)  Class A Invested Amount

     (1)  The Class A Initial Invested Amount....................$570,500,000.00

     (2) The Class A Invested Amount on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.................................$570,500,000.00

     (3) The Pool Factor for the last Distribution Date of 1997 (which represents the ratio of the Class A Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class A Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's
          Certificate by the Pool Factor................................1.000000

D)   Class B Invested Amount

     (1)  The Class B Initial Invested Amount.....................$66,500,000.00

     (2) The Class B Invested Amount on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date..................................$66,500,000.00

     (3) The Pool Factor for the last Distribution Date of 1997 (which represents the ratio of the Class B Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's
          Certificate by the Pool Factor................................1.000000

E)   Collateral Invested Amount

     (1)  The Collateral Initial Invested Amount..................$63,000,000.00

     (2) The Collateral Invested Amount on the last Distribution Date of 1997, after giving effect to all deposits, withdrawals and distributions on such Distribution Date..................................$63,000,000.00

     (3)  The  Collateral  Invested  Amount  as a  percentage  of the sum of the
          Invested Amount on such Distribution Date........................9.00%

F)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on the last day of 1997...............$5,801,095,181

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of 1997.................$119,933,174

G)   Annualized Percentages

     (1)  The  average  Gross  Yield for 1997 (sum of the  monthly  Gross  Yield divided by 10)..................................................22.20%

     (2)  The  average  Net Loss Rate for 1997 (sum of  monthly  Net Loss  Rates divided by 10)...................................................8.16%

     (3)  The  average  Portfolio  Yield for 1997 (the Gross Yield minus the Net
          Loss Rate for 1997).............................................14.04%

     (4)  The average Base Rate for 1997 (sum of monthly  Base Rates  divided by
          10)..............................................................7.77%

     (5)  The average Net Spread for 1997 (the average Portfolio Yield minus the average Base Rate for 1997)......................................6.27%

     (6)  The average  Monthly Payment Rate for 1997 (sum of the monthly Payment
          Rates divided by 10).............................................8.96%

H)   Series 1997-2 Information for the Last Three Distribution Dates

     1)   Gross Yield

          a)   12/15/97              19.33%
          b)   11/17/97              23.06%
          c)   10/15/97              24.19%

     2)   Net Loss Rate

          a)   12/15/97               7.57%
          b)   11/17/97               8.58%
          c)   10/15/97               7.62%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a)  12/15/97                4.28%
          b)  11/17/97                6.09%
          c)  10/15/97                8.73%

          Three Month Average         6.37%

      4)  Monthly Payment Rate

          a)  12/15/97                8.29%
          b)  11/17/97                9.61%
          c)  10/15/97                9.53%


                                      PROVIDIAN NATIONAL BANK
                                      Servicer



                                       By:   /s/ Daniel Sanford
                                             _________________________________
                                       Name: Daniel Sanford
                                      Title: Vice President and Controller